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Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        As independent consultants, W.D. Von Gonten & Co. hereby consents to the use of our name and the incorporation by reference in the Form S-3 of Evolution Petroleum Corporation to be filed on or about June 18, 2013, and as referenced in the Annual Report on Form 10-K for the year ended June 30, 2012 of Evolution Petroleum Corporation, filed on September 13, 2012, of information from our reserves report with respect to the reserves of Evolution Petroleum Corporation "as of July 1, 2005 through July 1, 2012." We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Yours truly,

/s/ WILLIAM D. VON GONTEN, JR. W.D. VON GONTEN & CO. By: William D. Von Gonten, Jr. TX #73244 Its: President June 18, 2013

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  Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS